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Exhibit 10.4

                               GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT (the "Guaranty") is made as of this 1st day of May, 1997, and is made by LUNN INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Bank") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, in its capacity as counterparty to the Hedge Agreement (as hereinafter defined) (the "Hedge Counterparty").

                                    RECITALS

         WHEREAS, pursuant to a Trust Indenture of even date herewith (as amended, modified, supplemented or restated from time to time, the "Indenture") among the Maryland Industrial Development Financing Authority (the "Issuer") and First Union National Bank of Virginia, as Trustee, and Branch Banking and Trust Company, as Credit Facility Trustee (collectively, in such capacities, the "Bond Trustee"), the Issuer has issued and sold its Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility) 1997 Issue in the original aggregate principal amount of $2,600,000 (the "Bonds"); and

         WHEREAS, the proceeds of the sale of the Bonds will be loaned (such loan of the proceeds of the Bonds being hereinafter referred to as the "Loan") by the Issuer to the Alcore, Inc., a Delaware corporation and wholly-owned subsidiary of the Guarantor (the "Borrower"), pursuant to a Loan Agreement of even date herewith (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") between the Issuer and the Borrower, and used by the Borrower to finance the acquisition of a certain facility to consist of and include (a) the acquisition by the Borrower of two adjacent parcels of land containing approximately 7.26 acres in the aggregate in the Riverside Business Park at 1324 and 1326 Brass Mill Road in Belcamp, Harford County, Maryland, together any and all improvements located thereon including, without limitation, a building containing approximately 50,000 square feet (the "Building"), (b) the renovation and expansion of such building to add approximately 15,000 square feet (the "Addition"), (c) the acquisition and installation of certain necessary and useful machinery and equipment (the "Equipment"), and (d) the acquisition of such other interests in land or improvements as may be necessary or suitable for the foregoing, including roads and rights of access, utilities and other necessary site preparation facilities, all of which shall be used by the Borrower in its business of making honeycomb aluminum products (such real property, Building, Addition and Equipment being herewith collectively referred to as the "Facility"); and

         WHEREAS, in order to enhance the marketability of the Bonds, pursuant to a Letter of Credit and Reimbursement Agreement of even date herewith (the "Letter of Credit Agreement") by and between the Borrower and the Bank, the Bank has agreed to issue to the Bond Trustee an irrevocable direct pay letter of credit in the stated amount of $2,704,000 (such letter of credit and all



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amendments and supplements thereto, or any successor or substitute letter of credit issued by the Bank with respect thereto being hereinafter called the "Letter of Credit"); and

         WHEREAS, the Borrower and the Hedge Counterparty have entered into an ISDA Master Agreement dated April 17, 1997 but effective as of the date hereof (the "Hedge Agreement") providing for an interest rate swap or other hedge arrangement (the "Hedge") for the Loan (the Borrower's obligations under the Hedge Agreement being herein called the "Hedge Obligations"; and

         WHEREAS, as a condition precedent to the issuance of the Letter of Credit, the Bank has required that the Borrower's Obligations (hereinafter defined) be guaranteed by the Guarantor; and

         WHEREAS, as a condition precedent to the Hedge, the Hedge Counterparty has required that the Hedge Obligations be guaranteed by the Guarantor; and

         WHEREAS, as a condition precedent to the issuance of the Letter of Credit, and as a condition precedent to the Hedge, among other things, the Bank and the Hedge Counterparty also have required that the payment and performance of the Borrower's Obligations (hereinafter defined) be secured by a Security Agreement of even date herewith by and among the Borrower and the Guarantor in favor of the Bank, the Issuer, and the Hedge Counterparty (the "Security Agreement") encumbering certain personal property assets (the "Collateral"), together with a Deed of Trust of even date herewith (the "Deed of Trust") encumbering the Facility.

         NOW, THEREFORE, in consideration of these premises, the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are by all parties hereby acknowledged, and to induce the Bank to issue the Letter of Credit in order to enhance the marketability of the Bonds, and to thereby achieve lower interest costs and other savings to the Borrower, and to encourage the Hedge Party to provided the Hedge, the Guarantor agrees as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

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         SECTION 1.1. Definitions. The terms defined in the Preamble and
Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Borrower's Obligations" means any and all obligations, whether absolute or contingent, now or hereafter due or becoming due or owing by the Borrower (a) to the Bank under the Letter of Credit Documents, (b) to the Hedge Counterparty under the Hedge Documents, and (c) the Enforcement Costs.


         "Consistent Basis" shall have the meaning assigned to such term in the Letter of Credit Agreement.

         "Enforcement Costs" means any and all funds, costs, expenses and charges of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) reasonably advanced, paid or incurred by or on behalf of the Bank under or in connection with the administration or enforcement of this Guaranty or any of the Borrower's Obligations, including, without limitation, (a) the compliance of the Borrower with any covenant, warranty, representation or agreement of the Borrower made in or pursuant to this Agreement or any of the Financing Documents, (b) the collection or enforcement of any of the Borrower's Obligations, this Agreement and any of the Financing Documents, and (c) the exercise, preservation, maintenance, protection, operation, management, collection, sale or other disposition of, or realization upon, all or any part of the Collateral, the Security Interests and the rights and remedies of the Bank and the Hedge Counterparty hereunder, under the Financing Documents, under applicable law and otherwise.

         "Environmental Law" shall have the same meaning assigned to such term in the Letter of Credit Agreement.

         "ERISA" shall have the same meaning assigned to such term in the Letter of Credit Agreement.

         "Event of Default" means an event which, with the giving of notice or the lapse of time, or both, could or would constitute an Event of Default under the provisions of this Guaranty.

         "Financing Documents" means, collectively, the Letter of Credit Documents and the Hedge Documents.

                                      - 3 -

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         "Generally Accepted Accounting Principles" shall have the meaning assigned to such term in the Letter of Credit Agreement.

         "Hedge Obligations" shall have the meaning given such term in the Recitals of this Agreement.

         "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including (without limitation) the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond, guaranty or similar written obligation for the payment of money (including but not limited to, conditional sales or similar title retention agreements).

         "Letter of Credit Documents" means the Letter of Credit, the Letter of Credit Agreement, the Deed of Trust, the Security Agreement, and any other documents now or hereafter executed by the Borrower or any other party to evidence, secure or in connection with the Letter of Credit, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.


         "Letter of Credit Obligations" means the obligations of the Borrower under the Letter of Credit Documents (a) to make all payments required by the Letter of Credit Documents, when and as the same become due and payable, including without limitation, all drafts drawn under the Letter of Credit, and
(b) to timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Borrower is required by the Letter of Credit Documents to observe or perform.

         "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind in, on, of or in respect of, any asset or property or any rights to any asset or property, including, without limitation, (a) any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such asset or property, and (b) the filing of, or any agreement to give, any financing statement relating to any such asset or property under the Uniform Commercial Code of any jurisdiction.

         "Long Term Debt" shall have the meaning assigned to such term in the Letter of Credit Agreement.

                                      - 5 -

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         "Material Adverse Effect" means (a) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Guarantor, or of the Borrower and the Guarantor and their Consolidated Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Borrower to perform the Borrower's Obligations; (c) a material adverse effect on the ability of the Guarantor to perform the Guaranteed Obligations (as hereinafter defined), or (d) a material adverse effect on the rights and remedies of the Bank or the Hedge Counterparty under this Agreement.

         "Permitted Liens" means Permitted Liens, as such term is defined in the Letter of Credit Agreement with respect to the Facility, and as such term is described in the Security Agreement with respect to the Collateral.

         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof, or any other entity.

         "Security Interests" means the security interests and other Liens in the Collateral granted under the Security Agreement.

         "Subsidiary" shall have the meaning assigned to such term in the Letter of Credit Agreement.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Maryland.

         SECTION 1.2. Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the UCC shall have the same meanings assigned to them by the UCC unless and to the extent varied by this Agreement. The words "hereof", "herein", "hereunder", "hereto", and other words of similar import refer to this Agreement in its entirety. The terms "agree" and "agreements" contained herein are intended to include and mean "covenant" and "covenants". References to Articles, Sections, and other subdivisions of this Agreement are to the designated Articles, Sections, and other subdivisions of this Guaranty as originally executed. The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof. As used herein, the singular number shall include the plural, the plural number shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

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                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES BY THE GUARANTOR

         The Guarantor makes the following representations and warranties:

         SECTION 2.1 Incorporation. The Guarantor is a corporation duly organized, existing and in good standing under the laws of State of Delaware, and has the power to own its properties and to carry on its business as now being conducted, and, is duly qualified and in good standing as a foreign entity to do business in every jurisdiction in which the character of the properties they own or the business they transact makes such qualification necessary, and/or in which the failure to be so qualified would have a natural adverse effect on the business of the Guarantor.

         SECTION 2.2 Power and Authority. Guarantor is duly authorized under all applicable provisions of law to execute, deliver and perform this Guaranty, and all corporate action on its part required for the lawful execution, delivery and performance hereof has been duly taken; and this Guaranty, upon the due execution and delivery hereof, will be the valid and binding obligation of Guarantor enforceable in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and to principles of equity, regardless of whether applied in a proceeding in equity or law. Neither the execution of this Guaranty, nor the fulfillment of or compliance with its provisions and terms,
(a) will conflict with, or will result in a breach of, a violation of, or a default under, any terms, conditions, or provisions of the Articles of Incorporation or Bylaws of the Guarantor, or any other organizational documents of Guarantor or any Subsidiary, or (b) will be a breach of, a violation of, or a default under any agreement or instrument to which Guarantor or any Subsidiary is now a party, or, (c) to, the best of the Guarantor's knowledge, will be a breach of, a violation of, or a default under any applicable law, regulation, judgment, writ, order or decree to which Guarantor or any Subsidiary or any of their respective properties are subject.

         SECTION 2.3 Taxes. Guarantor has filed all tax returns required to be filed by it and all taxes due with respect thereto have been paid, and no controversy in respect of additional taxes, state, federal or foreign, of Guarantor is pending, or, to the knowledge of Guarantor, threatened, except as otherwise disclosed to the Bank in writing from time to time.

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         SECTION 2.4 No Default. Guarantor is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         SECTION 2.5 Government Authority. Guarantor has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Guaranty, and no further governmental consents or approvals are required in the making or performance of this Guaranty by the Guarantor.

         SECTION 2.6 No Untrue Statements. Neither this Guaranty nor any reports, schedules, certificates, information, exhibits, agreements or instruments heretofore or simultaneously with the execution of this Guaranty delivered to the Bank or the Hedge Counterparty by Guarantor in connection with the negotiation of this Guaranty or the issuance and sale of the Bonds contains any material misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make this Guaranty or any such reports, schedules, certificates, information, exhibits, agreements or instruments in light of the circumstances under which made or materially misleading.

         SECTION 2.7 ERISA Requirements. Guarantor has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Agreement Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with any of them (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 400(b) of ERISA), or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing, except as disclosed in writing to the Bank from time to time.

         SECTION 2.8 Labor Relations. The Guarantor is not engaged in any unfair labor practice that could have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Guarantor, to the best knowledge of the Guarantor, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceedings arising out of or under any collective bargaining agreement is so pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against the Guarantor, and (iii) to the best

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knowledge of the Guarantor, no union representation question existing with respect to the employees of the Guarantor and, to the best knowledge of the Guarantor, no union organizing activities are taking place.

         SECTION 2.9 Purpose of Guaranty. The Guarantor has a direct financial interest in the Borrower. This Guaranty is made in furtherance of the purposes for which the Guarantor has been organized, and the assumption by the Guarantor of its obligations hereunder will result in direct financial benefits to the Guarantor.

                                   ARTICLE III

                        GENERAL COVENANTS AND AGREEMENTS

         SECTION 3.1 Guaranteed Obligations. The Guarantor, for itself, its successors and assigns, hereby fully and unconditionally and irrevocably guarantees to the Bank and to the Hedge Counterparty the full and prompt payment and performance of the Borrower's Obligations, and the Guarantor further agrees to indemnify and hold the Bank and the Hedge Counterparty harmless from any loss (including reasonable attorneys' fees) resulting from any default by the Guarantor under the terms of this Guaranty (these obligations of the Guarantor being hereinafter referred to as the "Guaranteed Obligations").

         SECTION 3.2. Separate Causes of Action; Currency. Each and every Event of Default under the terms of any of the Financing Documents or this Guaranty shall give rise to a separate cause of action, and separate actions may be brought as each cause of action arises. All payments by the Guarantor shall be paid in lawful money of the United States which at the time and place of payment is legal tender for the payment of public or private debts in the United States.

         SECTION 3.3. Guaranty Agreement is a Continuing Obligation. The Guaranteed Obligations shall be continuing, absolute, irrevocable and unconditional and shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid and performed in

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full, irrespective of the genuineness, validity, regularity or enforceability of the Bonds, or the bankruptcy, insolvency, merger, reorganization, termination, discontinuation or dissolution of the Issuer, the Bank, the Hedge Counterparty, or the Borrower, or any assignment for the benefit of creditors by the Issuer, the Bank, the Hedge Counterparty, or the Borrower.

         SECTION 3.4. Certain Events Which Will Not Impair Guaranty. Without in any way limiting the generality of the absolute and unconditional obligations imposed by Section 3.1 hereof, the obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of any of the following events with respect to the Financing Documents, or any assignment thereof, or with respect to this Guaranty, or any assignment hereof, even if such events happen without the giving of notice to, or the obtaining of the consent of, the Guarantor:


         (a) any compromise, settlement, release, renewal, extension, indulgence, modification, or termination of any or all of the Borrower's Obligations under any of the Financing Documents, or of the Guarantor under this Guaranty; or

         (b) any failure to give notice to the Guarantor of the occurrence of an Event of Default under the terms and provisions of any of the Financing Documents; or

         (c) any assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the Borrower in the Facility or the Collateral, or any condemnation or destruction of the Facility or the Collateral, or any part thereof; or

         (d) any waiver of the performance or observance by the Borrower or the Guarantor, as the case may be, of any of the obligations, covenants, agreements, duties, terms or conditions contained in any of the Financing Documents or this Guaranty, or any assignment thereof; or

         (e) any extension of time for the payment of any sums of money due from the Borrower or the Guarantor under any of the Financing Documents or this Guaranty; or

         (f) any modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any of the Financing Documents or this Guaranty; or

         (g) any taking or any omission of the actions referred to in any of the Financing Documents or this Guaranty, or

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         (h) any failure, omission, delay, or deficiency on the part of the Bank or the Hedge Counterparty in enforcing, asserting or exercising any right, power or remedy conferred on the Bank or the Hedge Counterparty in any of the Financing Documents or this Guaranty; or

         (i) any voluntary or involuntary liquidation, dissolution, merger, sale or other disposition of all or substantially all the assets, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, readjustment of debt, or other similar proceeding affecting the Borrower (including, without limitation, the occurrence of an Act of Bankruptcy), the Bank, the Hedge Counterparty, or the Guarantor, or any of their assets, or any allegation contesting the validity or enforceability of any of the Financing Documents or this Guaranty, or any stay of the enforcement by the Bank or the Hedge Counterparty of any remedies against the Borrower or the Guarantor in connection with any of the Financing Documents or this Guaranty; or

         (j) any release or discharge of the Borrower, the Bank, or the Hedge Counterparty from the performance or observance of any obligation, covenant, agreement, duty, term or condition contained in any of the Financing Documents or this Guaranty, or

         (k) any merger, consolidation or sale of assets by the Borrower or the Guarantor; or

         (1) any default or failure of the Guarantor fully to perform any of its obligations, covenants, agreements or duties set forth in this Guaranty; or

         (m) any release of any collateral or security for the Borrower's Obligations or the Guaranteed Obligations; or

         (n) the invalidity or unenforceability of any of the Financing Documents or this Guaranty; or

         (o) any extensions of the expiration date of the Letter of Credit.

         SECTION 3.5. Limitation of Liability of Borrower under any of the Financing Documents Not to Affect Liability of Guarantor Hereunder. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of the liability of the Borrower under any of the Financing Documents arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against the Borrower shall not affect, modify, limit or discharge the liability of the

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Guarantor hereunder in any manner whatsoever, and this Guaranty shall remain and continue in full force and effect; and it is the intent and purpose of this Guaranty that the Guarantor shall and does hereby waive all rights and benefits which might accrue to it by reason of any such proceeding, and the Guarantor agrees that it shall be liable for the full amount of the obligations guaranteed by it pursuant to this Guaranty, irrespective of and without regard to any modification, limitation or discharge of the liability of the Borrower under any of the Financing Documents that may result from any such proceedings.

         SECTION 3.6. No Action by Bank to Impair Enforcement of Bank's Rights Hereunder. No act of commission or omission of any kind or at any time upon the part of the Bank, or any successor or assignee of any of the Bank, in respect of any matter whatsoever, shall in any way affect or impair the rights of the Bank, or any successor or assignee of any of the Bank, to enforce any right, power or benefit of the Bank under this Guaranty, and no set-off, counterclaim, reduction, or diminution of an obligation, or any defense of any kind or nature which the Guarantor has or may have against the Bank, or any assignee or successor of any of the Bank, shall be available to the Guarantor with respect to the Guaranteed Obligations.

         SECTION 3.7. Right to Proceed Directly Against Guarantor. Each of the Bank and the Hedge Counterparty, or any successor or assign of the Bank or the Hedge Counterparty, in their sole discretion, shall have the right to proceed first and directly against the Guarantor, its successors and assigns under this Guaranty without proceeding against or exhausting their remedies against the

Borrower under any of the Financing Documents, and without resorting to any other security for the Borrower's Obligations or the Guaranteed Obligations.

         SECTION 3.8. Security for the Guaranteed Obligations. The Guaranteed Obligations are secured by the Security Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

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         SECTION 4.1. Jurisdiction, Service of Process, and Waiver of Jury
Trial.

         (a) The Guarantor hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Guaranty or any of the Guaranteed Obligations may be brought in any appropriate court in the State of Maryland, and by the execution of this Guaranty the Guarantor irrevocably consents to the jurisdiction of each such court.

         (b) The Guarantor hereby designates and appoints, without power of revocation, _______________________________, as agent for the Guarantor for service of process within the State of Maryland upon whom may be served all process, pleadings, notice or other papers required to be served upon the Guarantor which pertain to of any of the Guaranteed Obligations.

         (c) The Guarantor covenants that throughout the period during which any of the Guaranteed Obligations remain outstanding, if a new agent for service of process within the State is designated pursuant to the terms of subsection (b) of this Section, the Guarantor will immediately serve notice upon the Bank and the Hedge Counterparty of the name and address of such new agent and the date on which his appointment is to become effective.

         (d) The Guarantor hereby waives trial by jury in any action or proceeding to which it and the Bank or the Hedge Counterparty may be parties, arising out of, or in any way pertaining to, this Guaranty or the Guaranteed Obligations. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Guaranty. This waiver is knowingly, willingly and voluntarily made by the Guarantor, and the Guarantor hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury, or to in any way modify or nullify its effect. The Guarantor has had the opportunity to discuss this waiver with counsel prior to signing of this Guaranty making of this waiver.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until all of the Guaranteed Obligations shall be performed, the Guarantor covenants and agrees that, unless the Bank and the Hedge Counterparty consent otherwise in writing:

         SECTION 5.1 Repayment of Obligations. The Guarantor will promptly repay and satisfy, when due, all of payment obligations of the Guarantor hereunder and under the Financing Documents.

         SECTION 5.2 Performance Under Guaranty and Financing Documents. The Guarantor will, and will cause each of its Subsidiaries to, perform all obligations required to be performed by each of them under the terms of this Guaranty and the Financing Documents, and under any other agreements now or hereafter existing or entered into between the Guarantor, its Subsidiaries.

         SECTION 5.3 Financial and Business Information about the Guarantor. The Guarantor shall cause to be delivered to the Bank:

                  (A) ANNUAL FINANCIAL STATEMENTS. AS SOON AS AVAILABLE AND IN ANY EVENT WITHIN 120 DAYS AFTER THE END OF EACH FISCAL YEAR OF THE GUARANTOR, A CONSOLIDATED AND CONSOLIDATING BALANCE SHEET OF THE GUARANTOR AND ALL CONSOLIDATED SUBSIDIARIES AS OF THE END OF SUCH FISCAL YEAR AND THE RELATED CONSOLIDATED AND CONSOLIDATING STATEMENTS OF INCOME AND CASH FLOWS FOR SUCH FISCAL YEAR, SETTING FORTH IN EACH CASE IN COMPARATIVE FORM THE FIGURES FOR THE PREVIOUS FISCAL YEAR, ALL IN REASONABLE DETAIL AND ACCOMPANIED BY AN OPINION THEREON BY COOPERS & LYBRAND OR OTHER INDEPENDENT PUBLIC ACCOUNTANTS SATISFACTORY TO THE BANK, WHICH OPINION SHALL NOT BE QUALIFIED AS TO THE SCOPE OF THE AUDIT AND WHICH SHALL STATE THAT SUCH CONSOLIDATED FINANCIAL STATEMENTS PRESENT FAIRLY THE CONSOLIDATED FINANCIAL POSITION OF THE GUARANTOR AND ITS CONSOLIDATED SUBSIDIARIES AS OF THE DATE OF SUCH FINANCIAL STATEMENTS AND THE RESULTS OF THEIR OPERATIONS FOR THE PERIOD COVERED BY SUCH FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A CONSISTENT BASIS (EXCEPT FOR CHANGES IN THE APPLICATION OF WHICH SUCH ACCOUNTANTS CONCUR) AND SHALL NOT CONTAIN ANY "GOING CONCERN" OR LIKE QUALIFICATION OR EXCEPTION OR QUALIFICATION ARISING OUT OF THE SCOPE OF THE AUDIT.

                  (B) QUARTERLY FINANCIAL STATEMENTS. AS SOON AS AVAILABLE AND IN ANY EVENT WITHIN 50 DAYS AFTER THE END OF EACH QUARTER OF EACH FISCAL YEAR OF THE GUARANTOR, A CONSOLIDATED AND CONSOLIDATING BALANCE SHEET OF THE GUARANTOR AND ALL CONSOLIDATED SUBSIDIARIES AS OF THE END OF SUCH FISCAL QUARTER (WITH ALL SUPPORTING SCHEDULES), THE RELATED CONSOLIDATED AND CONSOLIDATING STATEMENTS OF INCOME AND CASH FLOWS OF THE GUARANTOR AND ALL CONSOLIDATED SUBSIDIARIES FOR SUCH QUARTER, AND A PROFIT AND LOSS STATEMENT OF THE GUARANTOR AND ITS CONSOLIDATED SUBSIDIARIES, SETTING FORTH IN EACH CASE IN COMPARATIVE FORM THE FIGURES FOR THE CORRESPONDING QUARTER OF THE GUARANTOR'S PREVIOUS

         FISCAL YEAR, ALL CERTIFIED (SUBJECT TO NORMAL YEAR-END AUDIT ADJUSTMENTS) AS TO FAIRNESS OF PRESENTATION, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND CONSISTENCY BY THE CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE GUARANTOR.

                  (C) OFFICER'S CERTIFICATE. SIMULTANEOUSLY WITH THE DELIVERY OF EACH SET OF FINANCIAL STATEMENTS REFERRED TO IN SUBSECTIONS (A) AND (B) ABOVE, A CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE GUARANTOR, (I) STATING WHETHER THERE EXISTS ON THE DATE OF SUCH CERTIFICATE ANY EVENT OF DEFAULT AND, IF ANY EVENT OF DEFAULT THEN EXISTS, SETTING FORTH THE DETAILS THEREOF AND THE ACTION WHICH THE GUARANTOR IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO, AND (II) STATING WHETHER, SINCE THE DATE OF THE MOST RECENT PREVIOUS DELIVERY OF FINANCIAL STATEMENTS PURSUANT TO SUBSECTIONS (A) AND (B) OF THIS SECTION, THERE HAS BEEN ANY MATERIAL ADVERSE CHANGE IN THE CONDITION (FINANCIAL OR OTHERWISE), RESULTS OF OPERATIONS, PROPERTIES, ASSETS, BUSINESS OR PROSPECTS OF THE GUARANTOR AND/OR ITS ALL CONSOLIDATED SUBSIDIARIES, CONSIDERED AS A WHOLE, AND, IF SO, THE NATURE OF SUCH MATERIAL ADVERSE CHANGE.

                  (D) ACCOUNTANT'S CERTIFICATE. SIMULTANEOUSLY WITH THE DELIVERY OF EACH SET OF FINANCIAL STATEMENTS REFERRED TO IN SUBSECTION (A) ABOVE, A STATEMENT OF THE FIRM OF INDEPENDENT PUBLIC ACCOUNTANTS WHICH REPORTED ON SUCH STATEMENTS AS TO WHETHER ANYTHING HAS COME TO THEIR ATTENTION TO CAUSE THEM TO BELIEVE THAT ANY EVENT OF DEFAULT EXISTED ON THE DATE OF SUCH STATEMENTS AND CONFIRMING THE STATEMENTS SET FORTH IN THE OFFICER'S

         CERTIFICATE DELIVERED SIMULTANEOUSLY THEREWITH PURSUANT TO SUBSECTION
         (C) ABOVE.

                  (E) EVENT OF DEFAULT. FORTHWITH UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, A CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE GUARANTOR SETTING FORTH THE DETAILS THEREOF AND THE ACTION WHICH THE GUARANTOR IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO.

                  (F) LITIGATION. AS SOON AS REASONABLY PRACTICABLE AFTER OBTAINING KNOWLEDGE OF THE COMMENCEMENT OF, OR OF A MATERIAL THREAT OF THE COMMENCEMENT OF, AN ACTION, SUIT, PROCEEDING OR INVESTIGATION AGAINST THE GUARANTOR OR ANY OF ITS SUBSIDIARIES WHICH COULD MATERIALLY ADVERSELY AFFECT ITS CONDITION (FINANCIAL OR OTHERWISE), THE COLLATERAL, RESULTS OF OPERATIONS, PROPERTIES, ASSETS, BUSINESS OR PROSPECTS OF THE GUARANTOR AND ITS CONSOLIDATED SUBSIDIARIES, CONSIDERED AS A WHOLE, OR COULD OTHERWISE HAVE A MATERIAL ADVERSE EFFECT OR WHICH IN ANY MANNER QUESTIONS THE VALIDITY OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AN EXPLANATION OF THE NATURE OF SUCH PENDING OR THREATENED ACTION, SUIT, PROCEEDING OR INVESTIGATION AND SUCH ADDITIONAL INFORMATION AS MAY BE REASONABLY REQUESTED BY THE BANK.


                  (G) AUDITORS' MANAGEMENT LETTERS. PROMPTLY UPON RECEIPT THEREOF, COPIES OF EACH REPORT SUBMITTED TO THE GUARANTOR OR ANY OF ITS CONSOLIDATED SUBSIDIARIES BY INDEPENDENT PUBLIC ACCOUNTANTS IN CONNECTION WITH ANY ANNUAL, INTERIM OR SPECIAL AUDIT MADE BY THEM OF THE BOOKS OF THE GUARANTOR OR ANY OF ITS CONSOLIDATED SUBSIDIARIES INCLUDING, WITHOUT LIMITATION, EACH REPORT SUBMITTED TO THE GUARANTOR OR ANY OF ITS CONSOLIDATED SUBSIDIARIES CONCERNING ITS ACCOUNTING PRACTICES AND SYSTEMS AND ANY FINAL COMMENT LETTER SUBMITTED BY SUCH ACCOUNTANTS TO MANAGEMENT IN CONNECTION WITH THE ANNUAL AUDIT OF THE GUARANTOR AND ITS CONSOLIDATED SUBSIDIARIES.

                  (H) TAX RETURNS. WITHIN 30 DAYS AFTER FILING, COPIES OF (I) ALL FEDERAL, STATE AND LOCAL INCOME TAX RETURNS FILED BY THE GUARANTOR OR ANY SUBSIDIARY, (II) ALL QUARTERLY REPORTS BY THE GUARANTOR OR ANY SUBSIDIARY ON FORM 941, AND (III) ALL ANNUAL FUTA TAX RETURNS OF THE GUARANTOR OR ANY SUBSIDIARY.

                  (i) Reports and Proxies. The Guarantor shall deliver to the
         Bank: (i) prior to or simultaneously with its annual financial statements, copies of all 10K's, (ii) prior to or simultaneously with its quarterly financial statements, (A) copies of all 10-Q's, and (B) a current backlog report, and (iii) promptly following the date of items, copies of all other financial statements, reports, notices and proxy statements which are sent to stockholders of the Guarantor or its Consolidated Subsidiaries, and all regular and periodic reports required to be filed by Guarantor or its Consolidated Subsidiaries with any governmental agency or authority.

                  (J) ENVIRONMENTAL MATTERS. PROMPTLY, UPON RECEIPT OF ANY COMPLAINT, ORDER, CITATION, NOTICE OR OTHER WRITTEN COMMUNICATION FROM ANY PERSON WITH RESPECT TO, OR UPON THE GUARANTOR'S OBTAINING KNOWLEDGE OF, (I) THE EXISTENCE OR ALLEGED EXISTENCE OF A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW IN CONNECTION WITH ANY PROPERTY NOW OR PREVIOUSLY OWNED, LEASED OR OPERATED BY THE GUARANTOR OR ANY OF ITS SUBSIDIARIES, (II) ANY RELEASE ON SUCH PROPERTY OR ANY PART THEREOF IN A QUANTITY THAT IS REPORTABLE UNDER ANY APPLICABLE ENVIRONMENTAL LAW AND (III) ANY PENDING OR THREATENED PROCEEDING FOR THE TERMINATION, SUSPENSION OR NON-RENEWAL OF ANY PERMIT REQUIRED UNDER ANY APPLICABLE ENVIRONMENTAL LAW, IN EACH CASE IN WHICH THERE IS A REASONABLE LIKELIHOOD OF AN ADVERSE DECISION OR DETERMINATION WHICH COULD RESULT IN A MATERIAL ADVERSE EFFECT.

                  (K) OTHER INFORMATION. FROM TIME TO TIME SUCH ADDITIONAL FINANCIAL OR OTHER INFORMATION REGARDING THE CONDITION (FINANCIAL OR OTHERWISE), RESULTS OF OPERATIONS, PROPERTIES, ASSETS, BUSINESS OR PROSPECTS OF THE GUARANTOR OR ANY OF ITS SUBSIDIARIES AS THE BANK MAY REASONABLY REQUEST.

         SECTION 5.4 Notice of Certain Events. The Guarantor shall promptly,

after any officer of the Guarantor learns or obtains knowledge of the occurrence thereof, give written notice to the Bank of:

                  (a) any written notice of a violation received by the Guarantor or any of its Subsidiaries from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a Material Adverse Effect on the business of the Guarantor or any of its Subsidiaries or the value of the Collateral;

                  (b) any labor controversy that has resulted in a strike or other work action materially affecting the Guarantor or any of its Subsidiaries;

                  (c) any attachment, judgment, lien, levy or order (other than Permitted Liens) that may be placed on or assessed against or threatened against the Guarantor, any of its Subsidiaries, the Guarantor or the Collateral;

                  (d) any other matter that has resulted in a Material Adverse Effect on the financial condition of the Guarantor and its Subsidiaries as a whole, or on the financial condition of the Guarantor, alone;

                  (e) the removal of inventory by the Guarantor or any of its Subsidiaries, other than by consumption or sale in the ordinary course of business, from the places where such inventory is located on the date hereof to other places, with information as to the new places where such inventory shall be maintained;

                  (f) the acquisition or leasing of material items of new equipment by the Guarantor or any of its Subsidiaries, or the removal of material items of equipment by the Guarantor or any of its Subsidiaries from the places where such items or equipment is located on the date hereof to other places, with information as to the places such new or removed equipment shall be maintained;

                  (g) the acquisition or leasing by the Guarantor or any of its Subsidiaries of any material additional real property, or the transfer or termination of tenancy of any material existing personal or real property, and the Guarantor shall, if requested by the Bank, deliver such other information relating to any such acquisition, leasing, transfer or termination of tenancy as the Bank may reasonably request.

                  (h) any material changes, additions or deletions as to the material contracts of the Guarantor or any of its Subsidiaries; and

                  (i) any breach or violation of or noncompliance with any covenant or condition of this Agreement.

                  SECTION 5.5 Payment of Obligations. The Guarantor will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, (a) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a lien upon any of their properties or assets, and (b) all lawful taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official, except where any of the items in clause
(a) or (b) of this Section 5.5 may be diligently contested in good faith by appropriate proceedings and the Guarantor or such Subsidiary shall have set aside on its books, if required under generally accepted accounting principles, appropriate reserves for the accrual of any such items.

         SECTION 5.6 Maintenance of Property; Insurance.

                  (a) Maintenance of the Property, Collateral and Other Property. The Guarantor will keep, and will cause each of its Subsidiaries to keep, the Property, the Collateral, and any other property of the Guarantor or each of its Subsidiaries useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear.

                  (b) Insurance. The Guarantor will maintain, and will cause each of its Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Guarantor and its Subsidiaries operate. The Guarantor will deliver to the Bank upon request from time to time full information as to the insurance carried.

         SECTION 5.7 Conduct of Business and Maintenance of Existence. The Guarantor will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the merger of a Subsidiary into the Guarantor or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Event of Default shall have occurred.

         SECTION 5.8 Compliance with Laws. The Guarantor will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder) except (a) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or
(b) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9 Accounting; Inspection of Property, Books and Records. The Guarantor will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.10 Taxes and Liens. The Guarantor shall promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of the Guarantor or upon any property, real, personal or mixed, belonging to the Guarantor or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, the Guarantor shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, if requested by the Bank, reserves with respect thereto acceptable to the Guarantor's independent certified public accountants shall be established and maintained; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond satisfactory to the Bank is obtained and delivered to the Bank.

         SECTION 5.11 Comply with ERISA. The Guarantor and each of its Subsidiaries shall at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Bank copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Bank as soon as practicable of any "reportable event" (as defined in Section 4043(b) of ERISA) and of any additional act or condition arising in connection with any employee benefit plan which the

Guarantor or any of its Subsidiaries believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation (or any successor under ERISA) or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Bank upon the Bank's request, such additional information about any employee benefit plan as may be reasonably requested. Neither the Guarantor nor any of its Subsidiaries will permit the occurrence of any "prohibited transaction" (as defined in ERISA).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until all the Guaranteed Obligations to be performed and paid hereunder shall have been performed and paid in full, unless the Bank shall otherwise consent in writing, the Guarantor will not, and will not permit any Subsidiary to, either directly or indirectly:

         SECTION 6.1 Restriction on Liens. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Guarantor or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Guarantor or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section shall not prevent the creation, incurrence, assumption or existence of the Permitted Liens.

         SECTION 6.2 Limitation on Guarantees. Neither the Guarantor nor any of its Subsidiaries shall guarantee any debt of any Person or Persons.

         SECTION 6.3 No Voluntary Prepayment of Subordinated Debt and Long Term Debt. The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment with respect to the principal of any Long Term Debt at a date in advance of its legal obligations to do so.

         SECTION 6.4 Change of Management. The Guarantor and each of its Subsidiaries, without the Bank's prior consent, will not make any material change of management.

         SECTION 6.5 Change in Fiscal Year. The Guarantor and each of its Subsidiaries, shall not, without the Bank's prior consent, change its fiscal year.

         SECTION 6.6 Transactions with Other Persons. The Guarantor will not,

and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of the Guarantor or any of its Subsidiaries to amend or waive any of the provisions of this Agreement or any other Letter of Credit Document.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 7.1. Events of Default Defined. Each of the following shall be Events of Default under this Agreement, whereupon all obligations of the Guarantor hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Guarantor without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. The terms "Event of Default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                  (a) The Guarantor shall fail to pay or perform any of the Guaranteed Obligations;

                  (b) The occurrence of an "event of default" or an "Event of Default" (beyond any applicable cure period) under any of the Financing Documents;

                  (c) The Borrower or the Guarantor defaults (beyond any applicable cure period) in the payment of principal or interest on any other Indebtedness for Money Borrowed (other than in indebtedness to the Bank under any of the Financing Documents) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity, and the acceleration of such obligation would have a material and adverse effect on the business or financial condition of the Borrower or the Guarantor; or

                  (d) Any representation, warranty, certification or statement made by the Guarantor herein, or in any writing furnished by or on behalf of the Borrower or the Guarantor in connection with any of the transactions evidenced by, or which are the subject of, any of the Financing Documents, shall have been false, misleading or incomplete in any material respect on the date as of which made; or

                  (e) The commencement of the liquidation or dissolution of the Guarantor, or suspension of the business of the Guarantor or filing by the Guarantor of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of the Guarantor indicating its consent to, approval of, or acquiescence in any such petition or proceeding, or the application by the Borrower or the Guarantor for (or the consent or acquiescence to) the appointment of a receiver or a trustee for the Guarantor, or an assignment for the benefit of creditors, or the inability of the Guarantor to pay its debts as they mature, or the admission by the Guarantor in writing of its inability to pay its debts as they mature; or

                  (f) The filing of an involuntary petition or other involuntary proceeding against the Guarantor seeking a reorganization, arrangement, readjustment of the Guarantor's debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee for the Guarantor or for all or a substantial part of the Borrower's or the Guarantor's property, and the continuance of any of such action for (90) days undismissed or undischarged; or the issuance of an order for attachment, execution or similar process against any substantial part of the property of the Guarantor and the continuance of any such order for (90) days undismissed or undischarged; or

                  (g) The entry of an order in any proceedings against the Guarantor decreeing the dissolution or split-up of the Guarantor; or

                  (h) The entry of a final judgment against the Guarantor, which with other outstanding final judgments against the Guarantor exceeds an aggregate of $100,000, if within thirty (30) days after entry thereof such judgment shall not have been discharged or bonded or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged or bonded; or

                  (i) The dissolution of termination of the existence of the Borrower or the Guarantor.

         SECTION 7.2 Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter, payment and performance of all of the Guaranteed Obligations shall be immediately due and owing, and the Bank and the Hedge Counterparty may proceed hereunder, and, to the extent therein provided, under any of the Financing Documents, to exercise all remedies available at law, in equity, or otherwise, in such order as the Bank and the Hedge Counterparty may elect in their sole discretion, to recover payment and performance of all of the Guaranteed Obligations and the Bank and the Hedge Counterparty shall have no obligation to proceed against any Person, to resort to any other security, or to exhaust any other remedy or remedies which may be available to the Bank and the

Hedge Counterparty.

         SECTION 7.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank and the Hedge Counterparty is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder, under any of the Financing Documents, or now or hereafter existing at law or in equity or by statute.

         SECTION 7.4 Anti-Marshaling Provisions. The right is hereby given by the Guarantor to the Bank and the Hedge Counterparty to make releases (whether in whole or in part) of all or any part of the Property or Collateral under the Financing Documents agreeable to the Bank and/or the Hedge Counterparty without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Property or Collateral conferred under such Financing Documents, nor release the Borrower or the Guarantor from the liability for any of the obligations secured thereby. Notwithstanding the existence of any other security interest in all or any part of the Property or the Collateral, the Bank and the Hedge Counterparty shall have the right to determine the order in which all or any part of the Property or the Collateral (subject to the provisions of the Intercreditor Agreement) shall be subjected to the remedies provided therein, or in the Financing Documents. The Guarantor hereby waives any and all rights to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

         SECTION 7.5 Confession of Judgment. Upon the occurrence of an Event of Default, the Guarantor authorizes the clerk or any attorney designated by the Bank or the Hedge Counterparty or any clerk of any court of record to appear for it in any court of record and confess judgment against it without prior hearing, in favor of the Bank and the Hedge Counterparty for and in the amount equal to such of the obligations of the Guarantor which have been due and payable under
Section 7.1 hereof, plus interest accrued and unpaid thereon, all other amounts then due and payable hereunder, costs of suit and an attorney's fee in an amount equal to fifteen percent (15%) of such obligations, provided, however, (a) if the actual attorney's fees incurred by the Bank and the Hedge Counterparty are less than 15% of such obligations, the Bank and the Hedge Counterparty will refund (to the extent actually collected) to the Guarantor an amount equal to the difference between 15% of such obligations and the amount of such actual attorney's fees (after all of such obligations have been paid in full), or (b) if the actual attorney's fees incurred by the Bank and the Hedge Counterparty or other holder hereof exceed 15% of such obligations, whether by reason of judgment being contested or otherwise, the Guarantor will pay to the Bank and the Hedge Counterparty on demand the amount of any such excess. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or desirable, for all of which this Guaranty shall be a sufficient warrant.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 Indemnification. The Guarantor hereby indemnifies and holds the Bank and the Hedge Counterparty harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank and the Hedge Counterparty may incur (or which may be claimed against the Bank and the Hedge Counterparty by any Person) by reason of or, in connection with, the execution, delivery or performance of any of the Financing Documents, or any transaction contemplated by any of any of the Financing Documents.

         SECTION 8.2 Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assignees, and all rights against the Guarantor arising under this Guaranty shall be for the sole benefit of the Bank and the Hedge Counterparty, and their successors and assigns, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent as if they were parties hereto. The Bank and the Hedge Counterparty will not sell or assign the obligations of the Borrower or the Guarantor hereunder to any competitor of the Borrower or Guarantor, as reasonably determined by the Bank.

         SECTION 8.3 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

        Guarantor:           Lunn, Industries, Inc.
                             1 Garvies Point Road
                             Glen Cove, New York 11542-2828
                             Attention: Alan W. Baldwin
                             Chief Executive Officer and Chairman

        With a copy to:      S. Nelson Weeks, Esquire
                             Ballard, Spahr, Andrews & Ingersoll
                             Suite 1900
                             300 East Lombard Street
                             Baltimore, Maryland 21202

        Bank: First Union National Bank of North Carolina Two First Union Center, T-7
                             Charlotte, North Carolina 28288
                             Attention:  International Operations

        With a copy to:      Joyce J. Gorman, Esquire
                             Piper & Marbury

                             1200 19th Street, N.W.
                             Washington, D.C. 20036

        Hedge Counterparty:  First Union National Bank of Maryland
                             c/o First Union National Bank of North Carolina

                             One First Union Center, DC-8
                             301 S. College Street
                             Charlotte, NC 28288-0601
                             Attention: John Nenichka

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

         SECTION 8.4 Amendment. The Guaranty may be amended, modified or discharged only upon an agreement in writing of the Guarantor and the Bank and the Hedge Counterparty.

         SECTION 8.5 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Guaranty.

         SECTION 8.6 Counterparts. This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.7 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

         SECTION 8.8 Cost of Collection. The Guarantor shall be liable for the payment of all fees and expenses, including attorneys' fees (computed without regard to any statutory presumption), reasonably incurred in connection with the enforcement of this Guaranty.

              SECTION 8.9 Set Off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Guarantor, to set off, appropriate and apply and all monies, securities and other properties of the Guarantor hereafter held or received by or in transit to the Bank from or for the Guarantor, against the obligations of the Guarantor irrespective of whether the Bank shall have made any demand hereunder or under any of the Financing Documents.

         SECTION 8.10 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Maryland.

         SECTION 8.11 References. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Guaranty refer to this Guaranty as a whole, and not to any particular article, section or subsection.

         SECTION 8.12 Taxes, Etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect to this Guaranty or the Financing Documents shall be paid by the Guarantor upon demand by the Bank, together with interest and penalties, if any.

         SECTION 8.13 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN HARFORD COUNTY, MARYLAND OR ANY FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND, FOR ANY PROCEEDING TO WHICH THE BANK AND/OR THE HEDGE COUNTERPARTY IS A PARTY AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED IN SECTION 8.3 OR AT SUCH OTHER ADDRESS AS THE GUARANTOR MAY HAVE DESIGNATED IN WRITING TO THE BANK AND THE HEDGE COUNTERPARTY, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR VOLUNTARILY AND KNOWINGLY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE FINANCING DOCUMENTS, OR ANY PROCEEDING TO WHICH THE BANK AND/OR THE HEDGE COUNTERPARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT

(WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK AND/OR THE HEDGE COUNTERPARTY OR THE GUARANTOR, AND THE GUARANTOR CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. IN THE EVENT THAT THE GUARANTOR'S WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW, THE GUARANTOR AND THE BANK AND THE HEDGE COUNTERPARTY AGREE THAT THE PROVISIONS OF ARTICLE __ HEREOF SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK AND/OR THE HEDGE COUNTERPARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK AND THE HEDGE

COUNTERPARTY TO BRING ANY ACTION AND PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY JURISDICTION THAT HAS JURISDICTION OVER THE GUARANTOR.

         SECTION 8.14 Indirect Means. Any act which the Guarantor is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.

         SECTION 8.15 Entire Agreement. Subject to the provisions of Article IX below, Guaranty and the other Financing Documents shall completely and fully supersede all other prior agreements, both written and oral, between the Bank and the Guarantor relating to the obligations of the Guarantor to the Bank in regard thereto.

         SECTION 8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, all rights and remedies of the Bank and the Hedge Counterparty under the Letter of Credit Documents are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms and provisions of this Guaranty and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall prevail.

                                   ARTICLE IX

                                   ARBITRATION

         SECTION 9.1 Arbitration. Except as otherwise specifically set forth in this Guaranty or agreed to in writing by the Guarantor and the Bank, and except as expressly provided otherwise in Section 9.3 below, in the event that the Guarantor's waiver of trial by jury contained in Section 8.13 of this Guaranty is determined to be invalid or unenforceable as a matter of law, then any action, dispute, claim or controversy between the parties, whether sounding in contract, tort, or otherwise, arising under this Guaranty or any proceeding to which the Bank is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written), or actions of the Bank or the Guarantor ("Dispute" or "Disputes"), shall be resolved by arbitration, as set forth in the Letter of Credit Agreement. Such Disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code, as amended, and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as in effect from time to time (the "Rules"). In the event of any inconsistency between the Rules and the provisions of this Annex, the provisions of this Annex shall supersede the Rules. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding subject to the provisions of this Annex, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions that are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in Section 9.4 below.

         SECTION 9.2 Judicial Reference. If a Dispute is not submitted to arbitration as provided in Section 1 above for any reason, but become the subject of a judicial action, at any point in the proceeding, any party may elect to have any specific questions of fact or law, or all questions of fact or law, determined by a reference accordance with Rule 53 of the North Carolina Rules of Civil Procedure (or the equivalent rule of another State, as applicable). A party shall not waive the right to request such judicial reference for any remaining questions of fact or law to be decided by virtue of the party's initiating or participating in judicial or other proceedings or by failure to request such a reference up to any point in a judicial proceeding. Whenever such an election is made, the parties shall designate to the court a single referee selected in the manner provided in Section 9.4 below. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         SECTION 9.3 Remedies. No provision of, nor the exercise of any rights under, Sections 9.1 or 9.2 above shall limit or otherwise affect the right of the Bank (a) to proceed and foreclose against the Property or any of the Collateral by the exercise of a power of sale available under the Financing Documents and applicable law, (b) to exercise any self help remedies available under this Guaranty or the Financing Documents and applicable law, including, without limitation, set off, or to exercise any other nonjudicial rights and remedies available to it under any of the Financing Documents or this Guaranty and applicable law, or (c) to obtain provisional or ancillary remedies, including, without limitation, injunctive relief and the appointment of a receiver, from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The Bank's pursuit of provisional or ancillary remedies, or its exercise of self help and other nonjudicial remedies, shall not constitute a waiver of its right to submit the Dispute to arbitration or judicial reference.

         SECTION 9.4 Selection of Arbitrator or Referee. Whenever an arbitration is required under Section 9.1 above or a referral is required under Section 9.2 above, the arbitrator or referee shall be selected in accordance with this
Section 9.4. Except as otherwise provided, the arbitrator or referee shall be an attorney or retired judge selected in accordance with the Rules of the AAA. Any arbitrator or referee selected under this Section 11.4 shall be knowledgeable in the subject matter of the Dispute. Qualified retired judges shall be selected through panels maintained by AAA, or any North Carolina Superior Court (or a court, of an equivalent or higher level, of another State) or private organization providing such services. A single arbitrator who is an attorney but is not a retired judge shall have the power to render a maximum award of $100,000. Where any party makes timely written request prior to appointment of the arbitrator, or whether the claim of any party exceeds $100,000, the arbitrator shall be a retired judge formerly sitting on the bench in a North Carolina Superior Court or any higher State court (or a court, of an equivalent level, of another State), or a retired Federal court judge formerly sitting on the bench of a United States Court of Appeals or any Federal District Court. A single arbitrator who is a retired judge shall have the power to render a maximum award of $1,000,000. Where any party seeks an award in excess of $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators, at least one of whom shall meet the requirements for retired judges set forth herein. For purposes of this Section 9.4, the computation of the maximum award an arbitrator may make shall include any amounts awarded for arbitration fees, attorneys fees and all other related costs provided by Section
9.5 below.

         SECTION 9.5 Miscellaneous. Any arbitration questions arising under this Article on dispute resolution shall by governed in accordance with Title 9 of the United States Code, as amended. This Article of the Guaranty, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. To the extent any provision of this
Article is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Article. The provisions of this Article shall survive any termination or expiration of this Guaranty until full payment and performance of the Guarantor's Obligations thereunder, unless the parties otherwise expressly agree in writing. The arbitrator shall have the power to award to the prevailing party recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), and in particular, but without limitation of the foregoing, shall have the power to aware to either party hereto, whether or not such party shall be the prevailing party in an arbitration, recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), but only to the extent payable or reimbursable by the other party under the applicable provisions of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name under seal, all as of the date first above written.

         ATTEST:                            GUARANTOR:

                                            LUNN INDUSTRIES, INC.

         By:                                By: /s/ Alan W. Baldwin   (SEAL)
            -----------------------------      -----------------------------
            Name:                              Name:  Alan W. Baldwin
            Title:                             Title: Chief Executive Officer

         [CORPORATE SEAL]